Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of American Rebel Holdings, Inc. (the “Company”) and Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. (collectively “Champion”), after giving effect to the consummation of the acquisition transaction contemplated by the Champion Purchase Agreement, dated June 29, 2022, by and among the Company and Champion, and the related adjustments described in the accompanying notes. The transaction is accounted for under the acquisition method of accounting, which requires determination of the accounting acquirer.

The Company is considered to be the acquirer of Champion for accounting purposes and will allocate the purchase price to the fair value of Champion’s assets and liabilities as of the acquisition date, with any excess purchase price recorded as goodwill.

The unaudited pro forma condensed combined balance sheet data as of March 31, 2022, gives effect to the transaction as if it occurred on that date. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022, and for the year ended December 31, 2021, gives effect to the transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in FASB ASC Topic 805 and reflect the preliminary allocation of the estimated merger consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The Company’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, the Company allocated the estimated purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the dilution or costs of financing associated with the transaction, potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with both the Company’s and Champion’s unaudited historical condensed consolidated financial statements as of March 31, 2022, and the audited historical consolidated financial statements as of and for the year ended December 31, 2021, which are being filed concurrent herewith.

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	American	Champion	Purchase	Financing
	Rebel	Safe Et Al	Transaction	Transaction		Pro
	Holdings, Inc	Company	Accounting	Accounting		Forma
	Historical	Historical	Adjustments	Adjustments		Combined
	31-Mar-22	31-Mar-22	31-Mar-22	31-Mar-22		31-Mar-22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,508,681	$5,677	$-	$2,500,000	a	$6,014,358
Accounts Receivable	162,195	1,636,180	647,147	-		2,445,522
Prepaid expense	611,492	6,238	(250,000)	-		367,730
Inventory	643,495	4,276,419	-	-		4,919,914
Inventory deposits	647,147	-	(647,147)	-		-
Total Current Assets	5,573,010	5,924,514	(250,000)	2,500,000		13,747,524

Property and Equipment, net	-	429,359	400,000	-		829,359

OTHER ASSETS:
Goodwill	-	-	6,465,469	-		6,465,469
Lease Deposit	-	12,665	-	-		12,665
Total Other Assets	-	12,665	6,465,469	-		6,478,134

TOTAL ASSETS	$5,573,010	$6,366,538	$6,615,469	$2,500,000		$21,055,017

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	114,259	1,660,588	-	-		1,774,847
Accrued Interest	67,919	-	-	-		67,919
Loan – Officer - Related party	-	-	-	-		-
Loan – Working Capital	606,234	1,671,419	-	-		2,277,653
Loans - Nonrelated parties	8,662	-	-	-		8,662
Total Current Liabilities	797,074	3,332,007	-	-		4,129,081

	-	-	-	-		-
TOTAL LIABILITIES	797,074	3,332,007	-	-		4,129,081

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, Class A	100	-	-	-		100
Preferred stock, Class B	75	-	-	-		75

Common stock,	4,741	-	-	-		4,741
Additional paid in capital	34,368,914	3,034,531	6,615,469	2,500,000	a	46,518,914
Accumulated deficit	(29,597,894)	-	-	-		(29,597,894)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,775,936	3,034,531	6,615,469	2,500,000		16,925,936

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,573,010	$6,366,538	$6,615,469	$2,500,000		$21,0255,017

See Notes to Financial Statements.

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	American	Champion	Purchase	Financing
	Rebel	Safe Et Al	Transaction	Transaction		Pro
	Holdings, Inc	Company	Accounting	Accounting		Forma
	Historical	Historical	Adjustments	Adjustments		Combined
	31-Dec-21	31-Dec-21	31-Dec-21	31-Dec-21		31-Dec-21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Revenue	$986,826	$18,304,859	$-	$(600,000)	b	$18,691,685
Cost of goods sold	812,130	14,354,863	-	(600,000)	b	14,566,993
Gross margin	174,696	3,949,996	-	-		4,124,692

Expenses:
Consulting – business development	2,012,803	1,838,947	-	-		3,851,750
Product development costs	330,353	24,558	-	-		354,911
Marketing and brand development costs	171,030	828,890	-	-		999,920
Administrative and other	968,306	518,705	-	-		1,487,011
Depreciation expense	3,643	24,919	-	-		28,562
Operating expenses	3,486,135	3,236,019	-	-		6,722,154
Operating income (loss)	(3,311,439)	713,977	-	-		(2,597,462)

Other Income (Expense)
Interest expense	(2,061,782)	(77,752)	-	1,800,000	c	(339,534)
Interest Income	0	305				305
Payroll Protection Loan Forgiven	-	625,064		-		625,064
Gain (Loss) on extinguishment of debt	(725,723)	-	-	725,723	c	-
Net income (loss) before income tax provision	(6,098,944)	1,261,594	-	2,525,723		(2,311,627)
Provision for income tax	-	-	-	-		-
Net income (loss)	$(6,098,944)	$1,261,594	$-	$2,525,723		$(2,311,627)
Basic and diluted income (loss) per share	$(1.92)	$-	$-	$-		$(0.73)
Weighted average common shares outstanding - basic and diluted	3,169,000	-	-	-		3,169,000

See Notes to Financial Statements.

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	American	Champion	Purchase	Financing
	Rebel	Safe Et Al	Transaction	Transaction		Pro
	Holdings, Inc	Company	Accounting	Accounting		Forma
	Historical	Historical	Adjustments	Adjustments		Combined
	31-Mar-22	31-Mar-22	31-Mar-22	31-Mar-22		31-Mar-22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Revenue	$154,080	$4,579,163	$-	$(60,000)	b	$4,673,243
Cost of goods sold	96,719	3,149,285	-	(60,000)	b	3,186,004
Gross margin	57,361	1,429,878	-	-		1,487,239

Expenses:
Consulting – business development	462,989	488,640	-	-		951,629
Product development costs	33,273	2,681	-	-		35,954
Marketing and brand development costs	80,970	214,385	-	-		295,355
Administrative and other	438,305	159,391	-	-		597,696
Depreciation expense	900	16,431	-	-		17,331
Operating expenses	1,016,437	881,528	-	-		1,897,965
Operating income (loss)	(959,076)	548,350	-	-		(410,726)

Other Income (Expense)
Interest expense	(292,405)	(26,296)	-	250,000	c	(68,701)
Interest Income	0	555				555
Payroll Protection Loan Forgiven	-	-		-		-
Gain (Loss) on extinguishment of debt	(1,376,756)	-	-	1,376,756	c	-
Net income (loss) before income tax provision	(2,628,237)	522,609	-	1,626,756		(478,872)
Provision for income tax	-	-	-	-		-
Net income (loss)	$(2,628,237)	$522,609	$-	$1,626,756		$(478,872)
Basic and diluted income (loss) per share	$(0.83)	$-	$-	$-		$(0.15)
Weighted average common shares outstanding - basic and diluted	3,169,000	-	-	-		3,169,000

See Notes to Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the proposed transaction closes. The Company will continue to assess its determination of fair value of the assets acquired and liabilities assumed during the measurement period.

The Company’s and Champion’s historical results reflect the unaudited condensed statements of operations for the three months ended March 31, 2022, the audited statements of operations for the year ended December 31, 2021, and the unaudited condensed balance sheet as of March 31, 2022.

Note 2 – Description of Transaction

On June 29, 2022, the Registrant entered into a stock and membership interest purchase agreement with Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. (the “Champion Entities”) and Ray Crosby (“Seller”) (the “Champion Purchase Agreement”), pursuant to which the Registrant agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller.

Under the terms of the Champion Purchase Agreement, the Registrant has agreed to pay the Seller total consideration of $9,500,000 in cash plus reimbursement for certain purchases as follows:

●	$9,150,000 in cash on Closing;
●	$350,000 cash deposit
●	$400,000_reimbursement for certain equipment purchased by Seller since June 30, 2021.

Note 3 - Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021, and unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Champion’s consolidated financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed combined financial information.

The reclassification adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report the Company’s financial condition and results of operations as if the acquisition were completed.

The combined company will finalize the review of accounting policies and reclassifications after the transaction closes, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. The reclassification adjustments currently identified are as follows:

Note 4 –Estimated Transaction Consideration

The estimated transaction consideration for the purpose of this unaudited pro forma condensed combined financial information is approximately $9,900,000. The following table summarizes the preliminary estimate of the consideration to be transferred as a result of the combination.

Deposit paid with contract	$350,000
Cash payment due at closing	9,150,000
Estimated reimbursement for equipment purchased since June 30, 2021	400,000
Estimated Transaction Consideration	$9,900,000

The final merger consideration could differ from the amounts presented in the unaudited pro forma condensed combined financial information due to final accounting for equipment purchased up to the closing date of the combination.

Note 5 – Allocation of Estimated Consideration

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Champion will be recognized and measured at fair value as of the closing date of the combination and added to those of the Company. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. The final allocation of the consideration, upon the completion of the acquisition, will be based on Champion’s assets acquired and liabilities assumed as of the acquisition date, and will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual allocations will differ from the transaction accounting adjustments presented herein. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma allocation of the consideration will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Champion based on Champion’s unaudited consolidated balance sheet as of March 31, 2022, with the excess recorded to goodwill (amounts in thousands):

Total assets	$6,766,538
Total liabilities	3,332,007
Net acquired tangible assets	3,434,531
Goodwill	6,465,469
Allocation of the Estimated Transaction Consideration	$9,900,000

Note 6 – Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

a.	To record estimated working capital financing in addition to Transaction Consideration, as of March 31, 2022.

	American Rebel Holdings, Inc.	Champion		Total
Additional working capital	$2,500,000		$-	$2,500,000
Additional Paid in Capital	2,500,000		-	2,500,000
	-			-
Pro forma net adjustment	$-	$		$-

Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

b.	To adjust Revenue and Cost of Goods Sold for estimated transactions between companies:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Revenue	$(60,000)	$(600,000)
Cost of Goods Sold	(60,000)	(600,000)
Pro forma net adjustment	$-	$-

c.	To adjust interest expense and loss on extinguishment of debt based upon debt obligations eliminated by financing in February 2022 and in connection with the acquisition:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Interest Expense	$250,000	$1,800,000
Loss on Extinguishment of debt	1,376,756	725,723
Pro forma net adjustment	$1,626,756	$2,525,723